UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2011

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)

On December 30, 2011, the Momentive Performance Materials Inc. Supplementary Pension Plan was amended and restated to freeze plan benefits effective December 31, 2011 and make certain other changes to the plan (such plan as amended and restated, the “Amended SPP”). The Amended SPP also grandfathers certain executives who do not yet meet all the eligibility requirements as of December 31, 2011, provides for vesting of participants in the event of an involuntary termination of employment without cause prior to age 60, and prohibits amendments to the plan that would reduce accrued or unvested benefits. 44 current and former executives of the Company currently have accrued pension benefits under the Amended SPP. In addition, effective as of January 1, 2012, the Company adopted a new non-qualified supplemental executive retirement plan (the “SERP”) for certain of its executives and other highly compensated employees.   The Company will provide an annual contribution of 5% of eligible earnings above the IRS limit for contributions to a qualified pension plan for employees eligible for participation in the SERP, which will be unfunded. The first contribution to the SERP will be made in the second quarter of 2013.

The foregoing summaries of the Amended SPP and SERP are qualified in their entirety by reference to the full text of the Amended SPP and SERP, which are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description
99.1	Amended and Restated Momentive Performance Materials Inc. Supplementary Pension Plan, effective December 31, 2011
99.2	Momentive Performance Materials Inc. Supplemental Executive Retirement Plan, effective January 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ William H. Carter
Name:	William H. Carter
Title:	Executive Vice President and Chief Financial Officer

Date: January 6, 2012

EXHIBIT INDEX

Exhibit	Description
99.1	Amended and Restated Momentive Performance Materials Inc. Supplementary Pension Plan, effective December 31, 2011
99.2	Momentive Performance Materials Inc. Supplemental Executive Retirement Plan, effective January 1, 2012